Exhibit 99.1

Company contact:

Paul Schneider

TorreyPines Therapeutics, Inc.

858-623-5665 X125

pschneider@TPTXinc.com

TorreyPines Cancels Special Meeting of Stockholders in Order to Pursue Merger Transaction

La Jolla, CA (July 30, 2009) – TorreyPines Therapeutics, Inc. (Nasdaq: TPTX) announced today that it has cancelled its Special Meeting of Stockholders, scheduled for today at 9:00 a.m., local time. The purpose of the meeting was for stockholder to vote upon a proposal to approve the liquidation and dissolution of TPTX. Given the recent entry in an Agreement and Plan of Merger by and between TPTX and Raptor Pharmaceuticals Corp., TPTX’s Board approved cancelling the meeting in order to focus on completing the merger transaction.

In connection with the proposed merger described above, TorreyPines will file a registration statement on Form S-4 that contains a joint proxy statement/prospectus with the SEC. Investors and security holders of Raptor and TorreyPines are urged to read the joint proxy statement/prospectus to be included in a registration statement filed on Form S-4 (including any amendments or supplements thereto) regarding the merger when it becomes available because it will contain important information about Raptor and TorreyPines. Raptor’s and TorreyPines’ stockholders will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Raptor and TorreyPines, without charge, at the SEC’s Internet website (www.sec.gov). Copies of the joint proxy statement/prospectus and Raptor’s and TorreyPines’ filings with the SEC can also be obtained, without charge, by directing a request to Raptor Pharmaceuticals Corp., 9 Commercial Blvd., Suite 200, Novato, CA 94949, Attention: Christopher M. Starr, Ph.D., CEO, Fax No. 415-382-1458 or at the email address: cstarr@raptorpharma.com, with respect to Raptor, and by directing a request to TorreyPines Therapeutics, Inc., 11085 North Torrey Pines Road., Suite 300, La Jolla, CA 92037, Attention: Investor Relations or at the email address: cjohnson@tptxinc.com, with respect to TorreyPines.

In addition to the registration statement and related joint proxy statement/prospectus, each of Raptor and TorreyPines file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Raptor and/or TorreyPines at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Raptor’s and TorreyPines’ filings, respectively, with the SEC are also available to the public from commercial document-retrieval services and at SEC’s website at www.sec.gov, and from investor relations at Raptor and TorreyPines, respectively, at the addresses above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Raptor and TorreyPines and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Raptor and TorreyPines, respectively, in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Raptor and TorreyPines, respectively, is also included, with respect to Raptor, in Raptor’s Annual Report, as amended on Form 10-K/A for the year ended August 31, 2008 and Raptor’s proxy statement for its 2008 Annual Meeting of Stockholders, which were filed with the SEC on December 23, 2008 and December 31, 2007, respectively, and with respect to TorreyPines, in TorreyPines’ Annual Report on Form 10-K for the year ended December 31, 2008 and TorreyPines’ proxy statement for its 2008 Annual Meeting of Stockholders, which were filed with the SEC March 27, 2009 and April 24, 2008 respectively. These documents are available free of charge at the SEC’s web site at www.sec.gov and from investor relations at Raptor and TorreyPines, respectively, at the addresses above.

About TorreyPines Therapeutics, Inc.

TorreyPines Therapeutics, Inc. is a biopharmaceutical company which has been committed to providing patients with better alternatives to existing therapies through the research, development and commercialization of small molecule compounds. The company’s goal has been to develop versatile product candidates each capable of treating a number of acute and chronic diseases and disorders such as migraine and chronic pain. The company currently has two ionotropic glutamate receptor antagonist clinical stage product candidates. Further information is available at www.tptxinc.com.

This press release contains forward-looking statements or predictions. Such forward-looking statements include, but are not limited to, the following statements: that the merger will close in the fourth quarter of 2009, if at all; that the combined company will list on the Nasdaq Capital Markets or any national exchange; that TorreyPines will file an S-4 related to the merger; that stockholders of either TorreyPines or Raptor will approve the transaction by approving the respective items related to the merger as to be set forth in the S-4. Such statements are subject to numerous known and unknown risks, uncertainties and other factors, which may cause TorreyPines’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These and other risks which may cause results to differ are described in greater detail in the “Risk

Factors” section of TorreyPines’ annual report on Form 10-K for the year ended December 31, 2008 and TorreyPines’ other SEC reports. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and TorreyPines undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.